RULE 12dl-4

FUND OF FUNDS ETF INVESTMENT AGREEMENT

This Agreement, dated as of January 19, 2022 (the “Effective Date”) between Salient MF Trust, Forward Funds Trust and Salient Midstream & MLP Fund , on behalf of each of their existing and future series that invests in an Acquired Fund in reliance on the Rule as such terms are defined below, severally and not jointly (each, an “Acquiring Fund”), and First Trust Exchange-Traded Fund, First Trust Exchange-Traded Fund II, First Trust Exchange-Traded Fund III, First Trust Exchange-Traded Fund IV, First Trust Exchange-Traded Fund V, First Trust Exchange-Traded Fund VI, First Trust Exchange-Traded Fund VII, First Trust Exchange-Traded Fund VIII, First Trust Exchange-Traded AlphaDEX® Fund, and First Trust Exchange-Traded AlphaDEX® Fund II, (each a “Trust”) on behalf of each applicable series listed on Appendix A, as may be amended from time to time, severally and not jointly (each, an “Acquired Fund” and together with the Acquiring Funds, the “Funds”).

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”); and

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, and Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter (the “Distributor”) or any registered brokers or dealers (“Brokers”) may knowingly sell shares of such registered investment company to other investment companies; and

WHEREAS, Rule 12dl-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, as well as Distributors and Brokers to knowingly sell shares of the Acquired Funds to the Acquiring Funds in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of, and in reliance on the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule; and

WHEREAS, an Acquired Fund, Distributor, or Broker, from time to time, may knowingly sell shares of one or more Acquired Funds to an Acquiring Fund in excess of the limitations of Section 12(d)(1)(B) in reliance on the Rule ; and

WHEREAS, to date such investments have been governed by SEC exemptive relief that will be rescinded on the Effective Date.

NOW THEREFORE, in accordance with the Rule, the Acquiring Funds and the Acquired Funds desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule and the Acquired Funds, Distributor, or Broker may sell shares of the Acquired Funds to the Acquiring Funds in reliance on the Rule.

1.	Terms of Investment.

(a) In accordance with the Rule, the Funds agree that the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule and as provided herein.

(b) The Funds note that each Acquired Fund operates as an exchange-traded fund and is designed to accommodate large investments and redemptions, whether from Acquiring Funds or other investors. Creation and redemption orders for shares of the Acquired Funds can only be submitted by Brokers or other participants of a registered clearing agency (collectively, “Authorized Participants”) that have entered into an agreement (“Participation Agreement”) with the Acquired Funds’ distributor to transact in shares of the Acquired Funds. The Acquired Funds also have policies and procedures (the “Basket Policies”) that govern creations and redemptions of the Acquired Funds’ shares. Any creation or redemption order submitted by an Acquiring Fund through an Authorized Participant will be satisfied pursuant to the Basket Policies and the relevant Participation Agreement. The Basket Policies include provisions that govern in-kind creations and redemptions, as well as cash transactions. In any event, the Funds generally expect that the Acquiring Funds will transact in shares in the Acquired Funds on the secondary market rather than through direct creation and redemption transactions with the Acquired Fund. The Funds believe that these material terms regarding an Acquiring Fund’s investment in shares of an Acquired Fund should assist the Acquired Fund’s investment adviser with making the required findings under the Rule.

(c) Scale of investment. Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund; provided, however, that the Acquiring Fund does not, in its sole discretion, determine that the requested information includes Material Non-Public Information.

(d) In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and the fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide the respective Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by such Acquiring Fund with reference to the Rule. In accordance with the foregoing and in recognition of each Acquired Fund’s obligations regarding disclosure of material nonpublic information under applicable laws, rules and regulations, including without limitation Regulation FD, each Acquiring Fund and Acquired Fund agree that the information on fees and expenses of each Acquired Fund shall be provided through delivery or access to publicly available documents.

2.	Representations of the Acquired Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of shares by an Acquired Fund, Distributor, or Broker to an Acquiring Fund in excess of the limitations in Section 12(d)(1)(B), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.

3.	Representations and warranties of the Acquiring Funds.

(a) In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A) or knowing sale of shares by an Acquired Fund, Distributor, or Broker to an Acquiring Fund in excess of the limitations in Section 12(d)(1)(B), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its staff from time to time, or this Agreement.

(b) Additionally, an Acquiring Fund shall notify an Acquired Fund, prior to any purchase or acquisition of shares in an Acquired Fund that will: (i) cause such Acquiring Fund to hold 3% or more of such Acquired Fund’s total outstanding voting securities; (ii) cause such Acquiring Fund to hold 5% or more of such Acquired Fund’s total outstanding voting securities; and (iii) cause an Acquiring Fund and its Advisory Group (as defined in the Rule), individually or in the aggregate, to hold more than 25% of an Acquired Fund’s total outstanding voting securities. The Acquiring Fund further agrees to notify the Acquired Fund if, at any time, an Acquiring Fund no longer holds voting securities in excess of the amounts noted above.

(c) Notwithstanding anything herein to the contrary, any Acquiring Fund that has an “affiliated person” (as defined under the 1940 Act) that is: (i) a broker-dealer, (ii) a broker-dealer or bank that borrows as part of a securities lending program, or (iii) a futures commission merchant or a swap dealer, will: (a) not make an investment in an Acquired Fund that causes such Fund to hold 5% or more of such Acquired Fund’s total outstanding voting securities without prior approval from the Acquired Fund, and (b) notify the Acquired Fund if any investment by the Acquiring Fund that complied with (a) at the time of purchase no longer complies.

(d) An Acquiring Fund shall provide an Acquired Fund with information regarding the amount of such Acquiring Fund’s investments in the Acquired Fund, and information regarding affiliates of the Acquiring Fund, upon the Acquired Fund’s reasonable request.

(e) Each Acquiring Fund acknowledges that it may not rely on this Agreement to invest in any funds listed on the 12dl-4 Excluded Funds List (as defined in Appendix A). Each Acquiring Fund acknowledges that the 12d1-4 Excluded Funds List is available as described in Appendix A, and further acknowledges that it is an Acquiring Fund’s obligation to review the 12d1-4 Excluded Funds List on an ongoing basis for any changes which may occur from time to time.

4.	Notices.

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered overnight mail, facsimile, or electronic mail to the address for each party specified below or to such other person or address as such party may designate for receipt of such notice.

If to the Acquiring Fund:	If to the Acquired Fund:

Tom Dusenberry c/o Salient 4265 San Felipe, 8th Floor Houston, TX 77027	Kristi Maher First Trust Portfolios, L.P. 120 E. Liberty Drive, Suite 400 Wheaton, IL 60187 Email: foflegal@ftportfolios.com
Email: dl-fundaccounting@salientpartners.com

With a copy to:	With a copy to:

Paul Bachtold Attn: Compliance Dept. 4265 San Felipe, 8th Floor Houston, TX 77027	W. Scott Jardine, Esq. Attn: Legal Dept. First Trust Portfolios L.P. 120 E. Liberty Drive, Suite 400 Wheaton, IL 60187
Email: pbachtold@salientpartners.com	Email: foflegal@ftportfolios.com

5.	Term and Termination.

(a) This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Fund’s reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time. While the terms of the Agreement shall only be applicable to investments in Acquired Funds made in reliance on the Rule, as interpreted or modified by the SEC or its staff from time to time, the Agreement shall continue in effect until terminated pursuant to this Section 5.

(b) This Agreement shall continue until terminated in writing by either party upon 60 days’ notice to the other party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule. For purposes of clarity, upon termination of the Agreement, the Acquiring Fund will not be required to reduce its holdings of the respective Acquired Fund. Termination of this Agreement with respect to a particular Acquired Fund shall not terminate the Agreement as to other Acquired Funds that are parties hereto.

6.	Assignment; Amendment; Miscellaneous

(a) This Agreement may not be assigned by either party without the prior written consent of the other.

(b) This Agreement may be amended only by a writing that is signed by each affected party; provided, however, that the 12d1-4 Excluded Funds List, as defined in Appendix A to this Agreement may be amended by the Acquired Funds in their sole discretion. For the avoidance of doubt, it is acknowledged and agreed that no notice is required to update, supplement or otherwise amend the 12d1-4 Excluded Fund List.

(c) In any action involving the Acquiring Fund under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund that is involved in the matter in controversy and not to any other series of the Trust.

(d) In any action involving the Acquired Funds under this Agreement, the Acquiring Fund agrees to look solely to the individual Acquired Fund that is involved in the matter in controversy and not to any other Acquired Fund hereunder.

(e) The Acquiring Fund and Acquired Funds may file a copy of this Agreement with the SEC or any other regulatory body if required by applicable law.

(f) Each of the Trusts is a Massachusetts business trust, a copy of the Declaration of Trust of each such Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of the respective Trust or the respective Acquired Fund shall have any personal liability under this Agreement and that this Agreement is binding only upon the assets and property of the applicable Acquired Fund. Similarly, for any Acquiring Fund that is a Massachusetts business trust, a copy of the Declaration of Trust of such Acquiring Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent, employee or shareholder of the respective Acquiring Fund shall have any personal liability under this Agreement and that this Agreement is binding only upon the assets and property of the applicable Acquired Fund.

(g) This Agreement shall be construed on behalf of an Acquired Fund in accordance with the laws of the State of organization of such Acquired Fund.

(h) This Agreement may be executed in two or more counterparts, each of which separately shall be deemed an original, but all of which together constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by. pdf, .tif, .gif,. jpg or similar attachment to electronic mail or by means of DocuSign® or other electronic signature, shall be treated in all manner and respects as an original executed counterpart. Each DocuSign® or other electronic, faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature and the parties hereby waive any objection to the contrary.

(i) If any provision of this Agreement is determined to be invalid, illegal, in conflict with any claw or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

(j) The execution of this Agreement shall be deemed to constitute the termination as of the date of this Agreement of any and all prior agreements between the Acquiring Fund and an Acquired Fund that relates to the investment by the Acquiring Fund in any Acquired Fund in reliance on a participation agreement, exemptive order or other arrangement among the parties intended to achieve compliance with Section 12(d)(1) of the 1940 Act (the “Prior Section 12 Agreements”). The parties hereby waive any notice provisions, conditions to termination, or matters otherwise required to terminate such Prior Section 12 Agreements.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Salient MLP & Energy Infrastructure Fund

Salient Tactical Plus Fund

Salient Select Income Fund

Salient Global Real Estate Fund

Salient Tactical Growth Fund

Salient Midstream & MLP Fund

BY: KRISTEN BAYAZITOGLU ON BEHALF OF ACQUIRING FUNDS

Name:	Kriste Bayazitoglu
Title:	Secretary

First Trust Exchange-Traded Fund

First Trust Exchange-Traded Fund II

First Trust Exchange-Traded Fund III

First Trust Exchange-Traded Fund IV

First Trust Exchange-Traded Fund V

First Trust Exchange-Traded Fund VI

First Trust Exchange-Traded Fund VII

First Trust Exchange-Traded Fund VIII

First Trust Exchange-Traded AlphaDEX® Fund

First Trust Exchange-Traded AlphaDEX® Fund II

Name:	Donald P. Swade
Title:	Treasurer and CFO

Appendix A

Exchange-Traded Funds

First Trust Exchange-Traded Fund

All Series

First Trust Exchange-Traded Fund II

All Series

First Trust Exchange-Traded Fund III

All Series

First Trust Exchange-Traded Fund IV

All Series

First Trust Exchange-Traded Fund V

All Series

First Trust Exchange-Traded Fund VI

All Series

First Trust Exchange-Traded Fund VII

All Series

First Trust Exchange-Traded Fund VIII

All Series

First Trust Exchange-Traded AlphaDEX® Fund

All Series

First Trust Exchange-Traded AlphaDEX® Fund II

All Series

This Appendix A is amended to exclude any Acquired Fund that is at the time included on the list of funds that are not permissible as Acquired Funds, along with related requirements (the “12dl-4 Excluded Funds List”), all such additional terms and requirements being deemed incorporated by reference into this Agreement, which is maintained at First Trust’s website https://www. ftportfolios.com and is available as the 12d1-4 Excluded Funds List under the News & Literature tab for each First Trust-advised ETF, as such site is amended, supplemented or revised and in effect from time to time.